CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A (File Nos. 033-46924 and 811-06618) of our report dated November 1, 2002 relating to the September 30, 2002 financial statements of First Investors Growth & Income Fund, First Investors Value Fund (formerly First Investors Utilities Income Fund), First Investors Mid-Cap Opportunity Fund, First Investors All-Cap Growth Fund and First Investors Focused Equity Fund, each a series of First Investors Series Fund II, Inc., which are included in said Registration Statement.


                                                  /s/  Tait, Weller & Baker
                                                  ------------------------------
                                                       TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 18, 2002